Exhibit 10.2

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PHARMACEUTICAL MANUFACTURING AND
SUPPLY AGREEMENT

Dated August 7, 2013

By and Between

DSM PHARMACEUTICALS, INC.
Greenville, NC

and

DISCOVERY LABORATORIES, INC.

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PHARMACEUTICAL MANUFACTURING
AND SUPPLY AGREEMENT
By and Between
DSM Pharmaceuticals, Inc. and
Discovery Laboratories, Inc.

THIS PHARMACEUTICAL MANUFACTURING AND SUPPLY AGREEMENT (this “Agreement”) is made effective as of this 7th day of August 2013, by and between DSM Pharmaceuticals, Inc., a Delaware corporation with principal place of business at 5900 Martin Luther King Hwy., Greenville, North Carolina 27834  (“DSM”) and Discovery Laboratories, Inc., a Delaware corporation with principal place of business at 2600 Kelly Road, Suite 100, Warrington, PA 18976-3622 (“Discovery Labs”);  (each individually a “Party” and collectively the “Parties”).

W I T N E S S:

WHEREAS, Discovery Labs has obtained or will obtain, regulatory approval to market one or more pharmaceutical product(s), including SURFAXIN® (lucinactant) intratracheal suspension, in finished dosage form for human use; and

WHEREAS, DSM has the necessary knowledge, professional expertise, facilities, manufacturing authorization, equipment, and trained, competent personnel to manufacture the pharmaceutical product(s) for Discovery Labs; and

WHEREAS, Discovery Labs desires to establish DSM as a manufacturer of the pharmaceutical product(s), including SURFAXIN, and DSM desires to perform such services and to manufacture such product for Discovery Labs, all on the terms and conditions set forth in this Agreement; and

WHEREAS, Discovery Labs and DSM wish to currently enter into an agreement for the manufacture of SURFAXIN, and contemplate that DSM will also serve as a manufacturer for future products, including a lyophilized dosage form of lucinactant;

NOW THEREFORE, in consideration of the mutual covenants and promises set forth herein, the Parties agree as follows:

ARTICLE 1:	DEFINITIONS

The following terms, whether used in the singular or plural, shall have the meanings assigned to them below for purposes of this Agreement:

1.1	Acquisition Cost. “Acquisition Cost” shall mean the actual invoiced price paid by either Party to any Third Party, including without limitation shipping and handling costs and customs duties, in connection with the acquisition of Active Pharmaceutical Ingredients, Excipients, packaging or other materials utilized in the production of Product hereunder.

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1.2	Active Pharmaceutical Ingredients / API. “Active Pharmaceutical Ingredients” or “API” shall mean the active pharmaceutical ingredients for each Product to be manufactured hereunder, as set forth in the respective Product Addendum in ANNEX 1, including the specifications and the analytical methodology related thereto, as such specifications may be amended from time to time by mutual agreement of the Parties.

1.3	Affiliate. “Affiliate” shall mean any corporation or non-corporate entity which directly or indirectly controls, is controlled by, or is under common control with a Party. A corporation or non-corporate entity shall be regarded as in control of another corporation if it owns or directly or indirectly controls at least fifty percent (50%) of the voting stock of the other corporation; or (a) in the absence of the ownership of at least fifty percent (50%) of the voting stock of a corporation or (b) in the case of a non-corporate entity, the power to direct or cause the direction of the management and policies of such corporation or non-corporate entity, as applicable.

1.4	Agreement. “Agreement” shall mean this Supply Agreement.

1.5	Batch. “Batch” shall have the same meaning as Lot.

1.6	Cancelled Production Fee. “Cancelled Production Fee” shall have the meaning set forth in Section 4.4.3.

1.7	CGMP. “CGMP” means those practices in the manufacture of pharmaceutical products that are recognized as the current good manufacturing practices by the FDA in accordance with FDA regulations, guidelines, other administrative interpretations, and rulings in connection therewith, including but not limited to those regulations cited in 21 C.F.R. parts 210 and 211, all as they may be amended from time to time.

1.8	Commercial Product. “Commercial Product” shall mean Product supplied hereunder by DSM intended for commercial sale and/or human use.

1.9	Contract Year. “Contract Year” shall refer to the period commencing on the Effective Date and ending on December 31, 2013, and each successive twelve (12) month period thereafter during the term of this Agreement.

1.10	Delivery Date. “Delivery Date” shall mean a date for which delivery of Product is stated in a Purchase Order.

1.11	Designated Vendors. “Designated Vendors” shall have the meaning set forth in Section 4.44.

1.12	Developments. “Developments” means any and all inventions, discoveries, know-how, information, data, writings, and other Intellectual Property, in any form whatsoever, both tangible and intangible, developed by DSM or by Discovery Labs, or both, in the course of performance under this Agreement.

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1.13	Development Product. “Development Product” shall mean Product not intended for commercial sale.

1.14	Discovery Labs’ Method of Manufacture. “Discovery Labs’ Method of Manufacture” constitutes valuable confidential proprietary information, patents, trade secrets and know-how of Discovery Labs and shall mean technology related to manufacture of pulmonary surfactants including but not limited to KL4-based pulmonary surfactants such as, for example, Product, exclusive of any DSM Intellectual Property.

1.15	Discovery Labs’ Patents. “Discovery Labs’ Patents” shall mean all patents owned by Discovery Labs or to which Discovery Labs otherwise has rights that claim or are directed to any Discovery Labs’ Intellectual Property.

1.16	Discovery Labs’ Technology. “Discovery Labs’ Technology” shall mean (a) Discovery Labs’ proprietary pulmonary surfactant technology (including without limitation the technologies, formulations, processes, equipment, materials and know how relating to the manufacture and use of pulmonary surfactants for treatment of respiratory conditions), and (b) all Intellectual Property owned by or licensed to Discovery Labs relating to such pulmonary surfactant technology, including, without limitation, the Discovery Labs’ Patents, information related to KL4 (sinapultide) and KL4 surfactants (e.g., lucinactant (SURFAXIN®), lyophilized lucinactant (SURFAXIN LSTM) and lucinactant for inhalation (AEROSURF®) and/or (c) method of making any of the foregoing, including Discovery Labs’ Method of Manufacture, and/or method of using any of the foregoing, all rights licensed or acquired through third parties, including the capillary aerosol-generating technology rights that Discovery Labs is developing in connection with its aerosolized lucinactant.

1.17	Discovery Labs’ Technology Package. “Discovery Labs’ Technology Package” shall mean the technical information supplied by or on behalf of Discovery Labs to DSM to enable DSM to carry out its obligations hereunder, including technical expertise specific to the Product and to the manufacture of the Product. Items which may be included in Discovery Labs’ Technology Package include, but are not limited to (i) Discovery Labs’ Method of Manufacture, (ii) Discovery Labs’ production records, (iii) Specifications for Product, APIs, other raw material and manufacturing components, intermediate Product, and storage conditions, (iv) analytical and microbiological method validation reports, (v) analytical method transfer protocols, and (vi) filter validation reports, as supplied by Discovery Labs.

1.18	Effective Date. “Effective Date” shall mean the date appearing at the beginning of this Agreement.

1.19	Excipients. “Excipients” shall mean the raw materials, other than Active Pharmaceutical Ingredients and packaging, required to manufacture each Product in accordance with the Product Specifications, as such Excipients are listed in the Product Addendum in ANNEX 1 for each Product to be manufactured hereunder, including the specifications and the analytical methodology related thereto, as such specifications may be amended from time to time by mutual agreement of the Parties.

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1.20	FD&C Act. “FD&C Act” shall mean the United States Federal Food, Drug and Cosmetic Act, as amended.

1.21	FDA. “FDA” shall mean the United States Food and Drug Administration, or any successor entity.

1.22	Firm Purchase Commitment. “Firm Purchase Commitment” shall mean the obligation of DSM to supply and of Discovery Labs to purchase, the quantities forecasted by Discovery Labs in accordance with Section 6.3 hereinafter.

1.23	First Commercial Sale. “First Commercial Sale” shall mean the first commercial sale of Commercial Product by Discovery Labs or its Affiliates in the Territory following Product Approval.

1.24	Freeze Dryer Capacity Reservation Fee. “Freeze Dryer Capacity Reservation Fee” shall mean that portion of the Product Price which relates to the reservation of production capacity in DSM’s freeze dryer equipment for production of Products hereunder based on Discovery Labs Monthly Forecast.

1.25	Initial Term. “Initial Term” shall have the meaning set forth in Section 11.1 hereof.

1.26	Intellectual Property. “Intellectual Property” shall mean patents, copyrights, trademarks, trade names, trade secrets, know-how, service marks, licenses and other intellectual property rights which are owned by or licensed to a Party.

1.27	Invention. “Invention” means any new or improved apparatus, process, information, product, invention, discovery, idea, suggestion, material, data, equipment, design, circuit component, drawing, tooling, prototype, report, computer software, documentation or other Intellectual Property or know-how (whether or not patentable) discovered, produced, conceived, created or reduced to practice by either or both Parties (or their affiliates) in the course of performance under this Agreement.

1.28	Long Term Forecast. “Long Term Forecast” shall have the meaning set forth in Section 6.1 hereof.

1.29	Lot. “Lot” shall mean any of the following: (a) a development/clinical trial lot of Product; (b) a Validation Lot; or (c) with respect to Commercial Product, any size lot mutually agreed upon by the Parties and stated in ANNEX 1.

1.30	Monthly Forecast. “Monthly Forecast” shall have the meaning set forth in Section 6.2 hereof.

1.31	NDA or ANDA. “NDA” shall mean New Drug Application for the Product, as filed with the FDA; “ANDA” shall mean the Abbreviated New Drug Application for the Product, as filed with the FDA, whichever is applicable.

1.32	Packaging Specifications. “Packaging Specifications” shall mean the packaging and labeling specifications for the Product to be attached hereto as ANNEX 1 and made a part hereof, as such specifications may be amended from time to time by mutual agreement of the Parties.

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1.33	Party. “Party” or “Parties” shall refer to either DSM or Discovery Labs, or both, as the context so requires.

1.34	Product. “Product” shall mean the product which DSM agrees to manufacture, and Discovery Labs agrees to purchase hereunder, as more fully described in ANNEX 1.

1.35	Product Addendum. “Product Addendum” shall mean each product addendum attached to ANNEX 1 and incorporated herein by reference, stating each Product to be manufactured and supplied hereunder, and including further information as provided in Section 2.2.

1.36	Product Approval. “Product Approval” shall mean final FDA approval of Discovery Labs New Drug Application (“NDA” or “ANDA”) or other Regulatory Documentation.

1.37	Product Price. “Product Price” shall mean the Commercial Product price set forth in ANNEX 1 attached hereto and made a part hereof, as such price may be amended from time to time in accordance with this Agreement.

1.38	Product Specifications. “Product Specifications” shall mean the specifications for the Product to be manufactured hereunder, as referenced in ANNEX 1 and made a part hereof, as determined in accordance with the analytical methodology agreed upon by the Parties, as such specifications may be amended from time to time by mutual agreement of the Parties, including without limitation such amendments as may be required to obtain Product Approval.

1.39	Purchase Order. “Purchase Order” shall have the meaning set forth in Section 7.1.

1.40	Quality Agreement. “Quality Agreement” shall mean the Quality Agreement, as defined in Section 5.6.

1.41	SKU. “SKU” shall refer to individual stock keeping units of each Product hereunder.

1.42	Specifications. “Specifications” shall mean the Product Specifications and the Packaging Specifications.

1.43	Territory. “Territory” shall mean the United States of America, and its territories and possessions.

1.44	Third Party. “Third Party” or “Third Parties” shall mean any Party other than Discovery Labs, DSM and their respective Affiliates.

1.45	Unit. “Unit” shall mean a unit of Product according to the Product Addendum for such Product.

1.46	Validation Activities. “Validation Activities” shall mean those activities to be performed by DSM prior to the First Commercial Sale including, but not limited to, process qualification of content uniformity, analytical testing, preparation of validation technical reports, cleaning validation, manufacturing and testing of Validation Lots.

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1.47	Validation Lots. “Validation Lots” for a dosage form shall mean shall mean the initial number of Lots, which shall be at least [ *** ], of the Product which are manufactured by DSM during the course of the Validation Activities.

1.48	Discovery Labs Regulatory Documentation. “Discovery Labs Regulatory Documentation” shall mean documentation which Discovery Labs has filed with regulatory authorities relating to the formulation of the Product, and any supplements to such documentation as may be filed during the term hereof, including the NDA.

ARTICLE 2:	SALE AND PURCHASE OF PRODUCT

2.1	Agreement to Purchase and Sell. During each Contract Year throughout the term of this Agreement, DSM agrees to manufacture and sell to Discovery Labs, and Discovery Labs agrees to purchase from DSM a minimum percentage of its requirements for each Product, for sale and/or distribution within the Territory (hereinafter “Minimum Purchase Commitment”), in accordance with the terms and subject to the conditions of this Agreement, including the ANNEXes hereto. The Minimum Purchase Commitment associated with each Product shall be set forth in the respective Product Addendum attached to ANNEX 1.

2.2	Product Addendums. Product Specifications and other information shall be set forth in each Product Addendum in ANNEX 1, and shall include or clearly reference (i) the Product Specifications, (ii) the Active Pharmaceutical Ingredients and specifications thereof; (iii) the Excipients and specifications thereof; (iv) the Packaging Specifications; (v) the Product Price and any specific price increase provisions; (vi) any special equipment required to be purchased to manufacture the Product pursuant to Section 4.1; (vii) lead times for Purchase Orders and inventories; (viii) take-or-pay or minimum and maximum quantities (as applicable); (ix) any special requirements for the procurement of API and/or Excipients; and (x) the Minimum Purchase Commitment terms (xi) Expected API Yield; (xii) Commercial Product Shelf Life; (xiii) Minimum Contract Quantities; and (xiv) Product Term. “Product Term” shall mean the period during which DSM agrees to manufacture and Discovery Labs agrees to purchase a particular Product under the terms of this Agreement and shall commence on the date that the Parties enter into the applicable Product Addendum and shall expire on the date set forth in the applicable Product Addendum.

2.3	Firm Purchase Commitment, Minimum Quantities. Discovery Labs’ only obligation to purchase, and DSM’s only obligation to sell, shall be those quantities referenced in Section 6.4.

2.4	Development. DSM agrees to supply Product as requested by Discovery Labs for development activities (“Development Product”) in accordance with the prices set forth in ANNEX 1, subject to adjustment as set forth in Section 8.2 hereof. Any such quantities of

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Development Product purchased by Discovery Labs from Validation Lots shall be included  in the Firm Purchase Commitment for the applicable Contract Year.  [ *** ]

2.5	Disclosure/Development of Health Risk Data. Discovery Labs agrees to disclose to DSM material information which is or becomes available to Discovery Labs regarding health risks which may be involved in manufacturing any Product, including information regarding the specified Active Ingredients, Excipients, and other components. Such information shall include, without limitation, OSHA required information, information regarding occupational exposure limits, toxicology studies and reports, and other health-related data. If reasonable industrial hygiene data is not available, DSM and Discovery Labs will cooperate to develop necessary and reasonable data as mutually agreed.

2.6	Customs Requirements

2.6.1	C-TPAT Requirements. For Active Pharmaceutical Ingredients, Excipients, and/or other components supplied to DSM by or on behalf of Discovery Labs which may be subject to import or export, Discovery Labs agrees that vendors and carriers will comply with applicable requirements of the U.S. Customs and Border Protection Service and the Customs Trade Partnership Against Terrorism (“C-TPAT”).

2.6.2	Customs Documentation and Valuations. For samples, documentation or Product delivered hereunder for export by Discovery Labs, Discovery Labs shall be responsible for arranging customs documentation and valuations directly or indirectly through its designated customers broker. If Discovery Labs requests DSM to assume these responsibilities, DSM shall utilize its designated customs broker and shall state customs valuations which appropriately reflect contract costs. DSM’s reasonable costs in providing such customs services shall be invoiced to, and reimbursed by Discovery Labs. Discovery Labs shall be responsible for payment of all customs duties and related assessments.

ARTICLE 3:	COORDINATORS; DIVESTMENT

3.1	Appointment of Coordinators. Within ten (10) days after the Effective Date hereof, Discovery Labs and DSM shall each appoint an authorized representative and a backup representative (“Coordinators”) for the exchange of all communications, other than legal notices, related to the manufacturing, labeling and packaging of the Product. Each Party shall provide notice to the other Party as to the name and title of the individuals so appointed. Each Party may replace its Coordinators at any time for any reason by providing written notice to the other Party in accordance with Section 20.11 hereof.

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3.2	Divestment of Products.

3.2.1	If during the term of this Agreement, Discovery Labs elects to assign or otherwise fully divest to any Third Party its drug rights to any Product (the “Divested Product”) included in this Agreement, Discovery Labs shall so advise DSM. Although the terms and conditions of such divestment shall be completely within the control of Discovery Labs, the Parties agree that the terms and conditions of further development and/or manufacturing by DSM of such Divested Product under this Agreement shall be subject to renegotiation between DSM and the Third Party transferee of such drug rights. For the avoidance of doubt, this section 3.2 shall not apply in the event Discovery Labs out-licenses sales and marketing rights, or enters into another similar transaction whereby Discovery Labs remains responsible for manufacturing, such that it maintains its contractual relationship with DSM.

3.2.2	Notwithstanding Section 3.2.1, upon Discovery Labs’ transfer of any Divested Product to a Third Party, DSM agrees to serve as an interim supplier of the Product to the Third Party under the terms of this Agreement for [ *** ], unless DSM and the Third Party agree to terminate the Agreement as to such Product or reach mutual agreement on new terms and conditions of continued supply.

3.2.3	Discovery Labs acknowledges and agrees that the terms of pricing, delivery, allocation of liability, and other terms set forth in this Agreement are specific to this Agreement and the Parties hereto, and may not be appropriate or equitable as applied to any Third Party. DSM agrees to negotiate in good faith to reach agreement with such Third Party in respect of continuation of any Divested Product under this Agreement.

3.2.4	Pending transfer of any Divested Product hereunder to a Third Party, Discovery Labs agrees to be responsible for any Firm Purchase Commitments, take-or-pay, or minimum purchase requirements which have accrued hereunder in respect of such Divested Product. Discovery Labs also agrees to be responsible for payment of purchased Product and FDA compliance with respect to any Divested Product until such time as Discovery Labs and the Third Party have completed the transfer by formal written assignment which is in form acceptable to DSM. Further, during the Interim Supply Period, Discovery Labs shall remain liable for failure of a Third Party transferee to deliver payment due to DSM in accordance with the terms of this Agreement, provided that Discovery Labs shall only remain liable to DSM under this Section 3.2.4 until such time as (i) DSM and the Third Party transferee reach mutual agreement on new terms and conditions for the continued supply of Product, (ii) DSM and the Third Party transferee agree to terminate the Agreement as to such Product, or (iii) the Interim Supply Period expires, whichever occurs first. DSM agrees to promptly notify Discovery Labs in the event DSM reaches agreement with the Third Party under new supply terms (including if the parties decide to continue the same supply terms as in this Agreement), or if DSM and the Third Party decides to terminate this Agreement.

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3.2.5	[ *** ]

ARTICLE 4:	EQUIPMENT; API; EXCIPIENTS; ARTWORK

4.1	Equipment. Equipment owned by DSM and located at DSM’s Greenville, North Carolina facility, shall not be dedicated to any single customer, but shall be available for manufacturing of product according to DSM’s manufacturing processes requirements.

4.1.1	If special equipment is required to be purchased for the processing of the Product, then Discovery Labs and DSM shall mutually agree on the terms and conditions of purchase. Equipment which Discovery Labs has purchased or agreed to purchase, and for which it shall be financially responsible as to capital modifications as agreed by the Parties, shall be identified in ANNEX 2 and shall be dedicated to the production of the Product(s). Discovery Labs may at times authorize DSM, with DSM’s approval, to select and order equipment that will be invoiced directly to Discovery Labs. DSM shall be responsible for installing and qualifying at its facility, any and all new or used equipment, molds, and tooling necessary for the manufacturing, packaging, and labeling of the Product.

4.1.2	Equipment identified to be purchased by Discovery Labs for the Product and to be installed at DSM shall be identified in ANNEX 2. DSM shall obtain Discovery Labs prior written approval for all costs and expenses associated with such installation and qualification (including without limitation labor and engineering costs) of all equipment purchased by Discovery Labs and Discovery Labs shall reimburse DSM for all such reasonable costs according to the payment terms in section 8.4.

4.1.3	Title to all such equipment, molds and tooling paid for by Discovery Labs shall be retained by Discovery Labs. All such equipment, molds and tooling shall remain at DSM’s facility for use by DSM for the manufacture of Product during the term of this Agreement unless otherwise stated herein.

4.1.4	DSM shall be responsible for routine maintenance and servicing of such equipment so long as such equipment remains at DSM’s facility, using the same care that it uses with its own equipment. Discovery Labs shall be responsible for the cost of non-routine maintenance and servicing of such equipment (such as major repairs and parts replacement). DSM shall notify Discovery Labs prior to the performance of any non-routine maintenance or servicing, and Discovery Labs shall directly pay or promptly reimburse DSM (as the case may be) for any such maintenance or servicing costs that Discovery Labs has authorized to be incurred and for which it is responsible.

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4.1.5	In connection with the purchase of any special equipment pursuant to this section 4.1, DSM shall provide Discovery Labs with reasonable assistance and administrative support related to the purchase or financing of such equipment. DSM agrees that it will take no action against the ownership interests of Discovery Labs and will not represent to any third party that it owns or has any interest in the equipment. Further, upon the request of Discovery Labs, DSM agrees to clearly label any such equipment as being the property of Discovery Labs and DSM agrees not to remove, modify, or deface the label while the equipment remains at DSM’s site and while Discovery Labs continues to own such equipment.

4.2	Active Pharmaceutical Ingredients and Excipients Supply.

4.2.1	Supply of API, Excipients. Discovery Labs shall supply Active Pharmaceutical Ingredients meeting the specifications set forth or referenced in ANNEX 1 for production of the Product hereunder. DSM will supply Excipients and all other materials required to manufacture, test, package, label, and release the Product; and such Excipients and other materials shall meet the specifications set forth in the applicable Product Addendum. Packaging Specifications are also set forth or referenced in ANNEX 1.

4.2.2	Title to API. Discovery Labs shall retain all rights, title and interest in and to Active Pharmaceutical Ingredients (and any other materials) supplied by Discovery Labs for the production of Product hereunder.

4.2.3	Timely Delivery of API. In accordance with Section 6.5 hereinafter, Discovery Labs agrees to supply API to DSM on a timely basis, with lead times as set forth in ANNEX 1, so as to enable DSM to receive, inspect, and prepare such API for production according to the schedule established by DSM. Discovery Labs shall be responsible for any non-conforming API and/or production delays resulting therefrom.

4.2.4	Consumption/Loss of API. The expected yield (the “Expected Yield”) of finished Product per unit of API utilized in the production of Product hereunder is set forth in Annex 1. The actual yield of finished Product (the “Average Consumption Ratio”) shall be determined on an annual basis as the average consumption of API per unit of finished Product for all batches produced during the Contract Year. [ *** ] DSM shall, in any case, not be liable for API loss relating to excessive variability in the production processes over which DSM has no control, nor for any losses relating to changes in the Specifications and/or production processes required by Discovery Labs. [ *** ]

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4.2.5	Adventitious Viruses. [Intentionally Left Blank]

4.2.6	Reimbursement of Costs. Discovery Labs further agrees to reimburse DSM for (i) reasonable costs incurred by DSM in decontaminating its production facilities as a result of contamination determined to be caused by Discovery Labs API and for (ii) any direct damages suffered by DSM from a third party claim resulting from such contamination; provided that the foregoing obligations shall not apply to API contamination that occurs after delivery of API to DSM and DSM’s satisfactory inspection and testing of such API.

4.2.7	Latent Defects. Discovery Labs shall be responsible for all rejected Lots and recall expenses relating to latent defects in the API which could not reasonably have been discovered by DSM in the course of inspection and testing of material according to cGMP and applicable SOPs.

4.3	Artwork. Discovery Labs shall provide at no cost to DSM [ *** ], final camera ready artwork meeting the Packaging Specifications for all packaging components to be used in the manufacture of the Product for which new or modified artwork is required.

4.4	Vendors Designated or Contracted By Discovery Labs. If Discovery Labs elects, at its sole discretion, to require DSM to procure Excipients from specific vendors designated by Discovery Labs which are not approved vendors under contract with DSM (hereinafter, “Designated Vendors”), then Discovery Labs shall so advise DSM in writing, and DSM will establish supply arrangements with such Designated Vendors in accordance with this Section 4.4.

4.4.1	Cooperation on Supply Problems. DSM shall promptly advise Discovery Labs if it encounters supply problems, including delays and/or delivery of non-conforming products from Designated Vendors; and (ii) DSM and Discovery Labs shall cooperate to reduce or eliminate any supply problems from such Designated Vendors.

4.4.2	Annual Certification. Discovery Labs shall be obligated to certify its own Designated Vendors, as specified in the Quality Agreement, on an annual basis, at its expense, and shall annually supply certification to DSM for such Designated Vendors. If DSM is required to certify such Designated Vendors, DSM’s certification expenses shall be reimbursed by Discovery Labs.

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4.4.3	Cancelled Production Runs. If scheduled production runs are required to be cancelled because a Designated Vendor failed to supply acceptable materials on a timely basis, [ *** ].

4.4.4	Failed Batches. If any Batch of Product fails solely because of defects or other non-conformities in API or Raw Materials supplied by a Designated Vendor, [ *** ].

4.4.5	Rescheduled Runs. DSM shall not be obligated to re-schedule any production run which is cancelled due to Designated Vendor problems. If the production run cannot reasonably be rescheduled, then upon Discovery Labs payment of the Cancelled Production Fee, the quantities so cancelled shall be deducted from the Firm Purchase Commitment. However, if DSM is able to reschedule the cancelled production, then the full Product Price shall be charged for such rescheduled quantities upon completion, [ *** ].

4.4.6	Quality Issues. Discovery Labs shall be responsible for compensating DSM at cost for all resources required to investigate and resolve quality issues arising with the Designated Vendor.

4.4.7	Direct Contracts with Vendor. If Discovery Labs requires DSM to procure Excipients directly from any Designated Vendor, then DSM shall require that such Designated Vendor enter into a supply contract directly with DSM.

ARTICLE 5:	WARRANTIES; SPECIFICATIONS; QUALITY

5.1	Warranties by DSM. DSM warrants to Discovery Labs that the Commercial Product, at the time of sale and shipment to Discovery Labs by DSM, (a) will conform to the Specifications as then in effect; (b) will have been manufactured in compliance with all applicable laws and regulations and in accordance with CGMP; (c) will not be (i) adulterated or misbranded by DSM within the meaning of the FD&C Act nor (ii) an article that may not be introduced into interstate commerce under the provisions of Sections 404 or 505 of the FD&C Act; and (d) shall (except for pre-validation and pre-launch Lots) have a minimum Commercial Product shelf life, as set forth in ANNEX 1, at the time of delivery to Discovery Labs. If Discovery Labs elects to conduct its own Batch record reviews, the remaining shelf life required hereunder shall be correspondingly reduced for the period of time required by Discovery Labs for such review.

DSM warrants to Discovery Labs that any Validation Lots will be produced in accordance with the Specifications then in effect.

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5.2	Disclaimer by DSM. DSM expressly disclaims (a) any warranty that the Products (i) will be merchantable, (ii) will be fit for any particular purpose, or (iii) will not violate or infringe the patent or other intellectual property rights of third Parties as to formulation or composition; (b) any other warranties with respect to the Product, express or implied, except as expressly stated in this Agreement; and (c) any warranties in respect of the formulation, composition, use, or distribution of the Product or in respect of the marketing and/or sale of the Product to third parties.

5.3	Warranties by Discovery Labs. Discovery Labs represents and warrants to DSM that (a) the formulation, composition, use, distribution, marketing, and/or sale of the Products shall comply with regulatory requirements and applicable law, and that Discovery Labs will maintain all obligations with respect thereto; (b) that Discovery Labs will comply with applicable law and that it will keep DSM reasonably informed of any development which would affect DSM’s production of the Products hereunder; (c) that in the event Discovery Labs ships Product outside of the United States, Discovery Labs will comply fully with all export administration and control laws and regulations of the United States government as may be applicable to the export, resale or other disposition of any Products purchased from DSM; (d) that Products manufactured in accordance with the Specifications will not infringe any patent or other intellectual property right of any Third Party; (e) that Excipients, API, and any production processes provided or specified by Discovery Labs will be suitable for the production of the Product; (f) that Discovery Labs has disclosed all information available to it regarding heath risks which may be involved in manufacturing any Product hereunder utilizing the specified Active Ingredients, Excipients, and other components; and (g) any API provided by Discovery Labs for the production of steriles products will not contain any adventitious viruses or other active deleterious substances which could contaminate the production processes or other operations of DSM.

5.4	Limitation of Liability. Notwithstanding the foregoing warranties and representations and the further obligations of the Parties hereunder, in no event shall [ *** ]. The Parties further agree that [ *** ].

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5.5	Specification Changes.

5.5.1	If, for whatever reasons, Discovery Labs changes the Specifications, Discovery Labs shall promptly advise DSM in writing of such changes; and if such changes directly impact DSM’s scheduling or costs, DSM shall promptly advise Discovery Labs as to any scheduling and/or price adjustments caused by such changes. Prior to implementation of such changes, the Parties agree to negotiate in good faith in an attempt to reach agreement on (a) the new price for any Product which embodies such changes, reflecting any increases to DSM in the cost or quantities of materials consumed, provided that the price shall not change more than the direct effect of such changes on DSM’s costs for the Product, and (b) any other amendments to this Agreement which may be necessitated by such changes (e.g., an adjustment to the lead time for Purchase Orders), said changes to be in writing and signed by both parties.

5.5.2	Discovery Labs agrees to reimburse DSM for the reasonable expenses incurred by DSM as a result of such agreed-upon changes, including, but not limited to, reimbursing DSM for its validation and development costs, capital expenditure costs and costs for any packaging components or other materials rendered unusable as a result of such changes.

5.5.3	If during the term of this Agreement Discovery Labs amends or is required by law to amend the Specifications so as to render the Active Pharmaceutical Ingredients, Excipients and/or packaging components for any Product obsolete, Discovery Labs shall at Discovery Labs option, purchase from DSM, at DSM’s Acquisition Cost, that amount of inventory of Excipients and packaging components so rendered obsolete, or accept DSM’s return of such materials to Discovery Labs and reimburse DSM any restocking fees incurred; and Discovery Labs shall also purchase from DSM, at the applicable Product Price, that amount of inventory of Product which is rendered obsolete. [ *** ]

5.5.4	DSM shall not make any change to the Specifications without Discovery Labs prior written consent.

5.6	Quality Agreement. The Parties shall enter into a Quality Agreement in form reasonably acceptable to both Parties (the “Quality Agreement”) that further details the quality assurance obligations and responsibilities of the Parties with respect to the Product. Notwithstanding anything to the contrary in this Agreement or in any other document or agreement, in the event of a conflict between this Agreement and the Quality Agreement, the Quality Agreement shall govern and control with respect to quality-related matters; and this Agreement shall govern and control with respect to all other matters.

5.7	Duty of Cooperation. The Parties acknowledge that production of pharmaceutical products is inherently complex and requires close attention to all aspects of the Specifications, Excipients, Active Pharmaceutical Ingredients, production, storage, and shipment (collectively, “Process Requirements”). The Parties further acknowledge that DSM, as manufacturer of the Products, and Discovery Labs, as distributor of the finished Products, have significant regulatory obligations. Accordingly, the Parties agree to comply with applicable law as to their respective obligations and to cooperate with each other to maintain regulatory compliance hereunder. The Parties further agree to notify each other promptly of any known problems with respect to Process Requirements and/or regulatory obligations and to resolve such problems in a prompt and efficient manner so as to permit continued production and shipment of conforming Product, in accordance with all applicable regulatory requirements. Costs for correction of any such Process Requirements shall be allocated between the Parties in a fair and equitable manner and in accordance with the respective obligations of the Parties hereunder and under any related agreements. If Discovery Labs elects to delay or cease production of the Product, for any period of time and for any reasons (except for delays or cessation of production caused by DSM or periodic short-term cessations as set forth in the Monthly Forecast), it shall promptly notify DSM; and Discovery Labs shall reimburse DSM for (i) DSM’s costs incurred prior to or during such period of delay, including DSM’s Acquisition Costs for unused inventories of Excipients, Active Pharmaceutical Ingredients, and finished Product produced in accordance with Discovery Labs forecasts, and (ii) DSM’s reasonable costs for services in resolving problems with Process Requirements which are beyond the obligation or reasonable control of DSM; provided, however, that the foregoing applies only (a) to the extent DSM would not have incurred such costs (i) and (ii) if Discovery Labs had not delayed or ceased production of the Product, and (b) to the extent that such costs (i) and (ii) are not duplicative of any fees paid pursuant to section 6.3. Such election by Discovery Labs to delay or cease production of Product shall not relieve it from any Firm Purchase Commitment requirements or other purchase obligations.

[ *** ] Denotes that confidential treatment of redacted portions has been requested.

ARTICLE 6:	FORECASTS; ORDERS

6.1	Long Term Forecast. Within [ *** ] after the Effective Date, Discovery Labs shall deliver to DSM a non-binding [ *** ] forecast of Discovery Labs’ quantity requirements for each Commercial Product or Development Product and for each Contract Year during the Initial Term (the “Long Term Forecast”). The Long Term Forecast shall thereafter be updated [ *** ] during the Term of this Agreement. If DSM is unable to accommodate any portion of the Long Term Forecast, it shall notify Discovery Labs and the Parties shall agree on any revisions to the forecast. [ *** ]

6.2	Monthly Forecast. Within [ *** ], Discovery Labs shall submit to DSM a written non-binding estimate of its monthly requirements for each Product for [ *** ] (the “Monthly Forecast”). The Monthly Forecast shall be updated [ *** ]. If Discovery Labs fails to update the Monthly Forecast, then DSM shall apply Discovery Labs most recently forecasted requirements in planning the production schedule; and Discovery Labs shall be obligated to purchase such quantities to the extent that they become part of the Firm Purchase Commitment. If DSM is unable to accept (i) quantities stated for any new month in the Monthly Forecast, or (ii) quantities in excess of previously forecasted quantities (collectively, the quantities in (i) and (ii) referred to as “Additional Quantities”), then DSM shall notify Discovery Labs in writing within [ *** ]; otherwise such Additional Quantities shall be deemed to have been approved and accepted by DSM. The Parties shall negotiate in good faith to resolve any issues in respect of the Additional Quantities which DSM is unable to accept for any month(s) stated in the Monthly forecast, according to DSM’s available capacity.

[ *** ] Denotes that confidential treatment of redacted portions has been requested.

6.3	Firm Purchase Commitment. The forecast [ *** ] contained in any Monthly Forecast shall always constitute a firm purchase commitment (the “Firm Purchase Commitment”) and such forecast shall state in detail the quantities of Products ordered and the required delivery dates, and shall be binding on the Parties regarding Products to be purchased. The forecast for the [ *** ] period of the Monthly Forecast is for planning purposes only and shall not constitute a commitment to purchase or supply Product. [ *** ] However, if DSM is unable for any reason, other than the failure of Discovery Labs’ Designated Vendors timely to provide API and/or Excipients as referenced in Section 4.4, to supply the Firm Purchase Commitment to Discovery Labs, Discovery Labs shall not be obligated to pay for that portion of the Firm Purchase Commitment which DSM could not deliver, and other minimum purchase requirements or contract quantities shall be adjusted proportionately for that Contract Year by the amount that DSM was unable to deliver.

6.4	Minimum Contract Quantities. In addition to the Firm Purchase Commitment and any quantities stated in Purchase Orders issued by Discovery Labs and accepted by DSM, Discovery Labs also agrees to purchase any minimum annual or contract quantities stated in the respective Product Addendum attached hereto as ANNEX 1.

6.5	Materials/Lead Times. DSM shall have the right, at any time, to order Excipients, and other materials necessary for the manufacture of Products in accordance with the lead-times set forth in ANNEX 1 hereto. In addition, if due to unanticipated circumstances, any Raw Materials require a longer lead-time, DSM shall be entitled to order such materials as it deems appropriate to fulfill its obligations hereunder; provided that DSM shall notify Discovery Labs before any such order.

6.6	Quantities in Excess of Forecasts. Should any Purchase Order seek to purchase Product in amounts substantially in excess of amounts set forth in the most recent Monthly Forecast provided by Discovery Labs to DSM pursuant to Section 6.2 hereof, or should Discovery Labs desire to increase the amount of Product to be manufactured pursuant to any Purchase Order already submitted, then DSM shall use reasonable commercial efforts to comply with such requested changes; but DSM shall not be liable to Discovery Labs for any inability, despite its reasonable best efforts, to manufacture such excess quantities.

[ *** ] Denotes that confidential treatment of redacted portions has been requested.

6.7	Zero Quantities. If Discovery Labs forecasts zero (0) quantities of Products for a period of [ *** ] during the term of this Agreement (the “Zero Forecast Period”), then DSM shall have the option, at its sole discretion, to provide a [ *** ] notice to Discovery Labs of DSM’s intention to terminate the contract on a stated day within the Zero Forecast Period; and Discovery Labs shall thereafter have [ *** ] either (i) to withdraw the zero forecasts and re-submit a reasonable quantity forecast, or (ii) to negotiate other terms and conditions on which this Agreement shall remain in force and effect; otherwise, DSM shall have the right to terminate this Agreement at the end of the [ *** ] notice period. This provision shall not apply until the time that DSM has been fully qualified by the FDA to manufacture the Product.

6.8	Business Interruption/Allocation. If for any reason DSM experiences a business interruption or plant outage that prevents DSM from supplying full contract quantities for any period of time, then DSM shall give due notice of such conditions to its customers, including Discovery Labs. [ *** ] Except as hereinafter set forth, Discovery Labs shall be accorded equal treatment as among all DSM customers and then-current production commitments, subject to the following priorities:

6.8.1	[ *** ]

6.8.2	[ *** ] and

6.8.3	[ *** ]

6.9	Obsolete Stock. Discovery Labs shall have the responsibility to reimburse DSM for the Acquisition Cost of all materials identified in Section 6.5, that DSM has ordered pursuant to Section 6.5 for the manufacture of Products, where such materials have expired, exceeded their shelf life or are rendered obsolete due to changes in artwork or regulation changes and can no longer be used in the manufacture of Products (“Obsolete Stock”). [ *** ] DSM shall invoice Discovery Labs for the Acquisition Cost, administrative fee, and destruction costs within [ *** ]. Customer shall submit payment to DSM according to the terms set forth in section 8.4.

[ *** ] Denotes that confidential treatment of redacted portions has been requested.

ARTICLE 7:	PURCHASE OF PRODUCT; DELIVERIES

7.1	Purchase Orders.

7.1.1	Except to the extent the Parties may otherwise agree with respect to a particular shipment, all Products shall be ordered by Discovery Labs pursuant to written Purchase Order (“Purchase Order”), stating the Product, Unit quantities, and Delivery Dates, which shall be sent to DSM not less than [ *** ]. The Purchase Orders shall be consistent with the then-current Monthly Forecast. Upon receipt of each Purchase Order by DSM hereunder, DSM shall supply the Product(s), in such quantities (with any variances permitted hereunder) and shall use its best efforts to deliver such Product(s) to Discovery Labs no later than [ *** ] after the Delivery Dates specified in such Purchase Order.

7.1.2	Changes in Purchase Orders. Once received by DSM, Purchase Orders are firm and may not be cancelled or modified without DSM’s prior written consent, which shall not be unreasonably withheld or delayed.

7.1.3	Minimum Purchase Requirements Not Affected. If Discovery Labs requests changes, delays, or cancellation of any Purchase Order, and if DSM accepts such change, delay, or cancellation, DSM’s acceptance shall not reduce or eliminate Discovery Labs’ Firm Purchase Commitment and any other minimum purchase requirements. Such Firm Purchase Commitments and other minimum purchase requirements shall be based on actual quantities purchased and delivered during the relevant period.

7.1.4	Additional Terms. Any additional or conflicting terms and conditions which may be printed on Purchase Orders issued by Discovery Labs shall have no force or effect between the Parties unless specifically agreed to by DSM.

7.2	Purchase Quantities. All Product shall be ordered in Lot sizes or whole multiples thereof. Each Purchase Order shall specify the quantity of Units of Product being ordered. Quantities actually shipped pursuant to a given Purchase Order may vary from the quantities reflected in such Purchase Order by [ *** ] and still be deemed to be in compliance with such Purchase Order; however Discovery Labs shall only be invoiced for actual delivered quantities.

7.3	Delivery Terms. The terms of delivery for the Product shall be F.O.B. DSM’s Greenville, North Carolina plant. Title and risk of loss and/or damage to the Product shall pass to Discovery Labs upon delivery of the Product to the carrier at DSM’s Greenville, North Carolina plant. All Products shall be properly prepared for safe and lawful shipment by DSM; shall be shipped to Discovery Labs distribution center or other location designated by Discovery Labs, via the common carrier mutually agreed upon by the Parties; and shall be accompanied by appropriate transportation and other agreed upon documentation. No products of any Third Party shall be shipped with the Products. Shipping costs actually prepaid by DSM will be billed to Discovery Labs monthly by DSM on separate invoices.

[ *** ] Denotes that confidential treatment of redacted portions has been requested.

7.4	Invoicing. DSM shall invoice Discovery Labs upon shipment of finished Product in accordance with Section 8.4 hereinafter. Validation Lots and pre-launch Commercial Product shall be invoiced in accordance with Section 2.4, irrespective of whether or not Product Approval has been granted by the FDA.

7.5	Import and Export Matters. Discovery Labs will prepare, obtain, and maintain all necessary import and export registrations relating to the Product and the Active Pharmaceutical Ingredients. Discovery Labs represents and warrants that it will comply with all applicable import and export laws and regulations. If Discovery Labs elects to export Product for sale and/or marketing within countries outside the Territory, then Discovery Labs shall so advise DSM; and Discovery Labs shall be responsible for providing all necessary compliance information to DSM so that DSM can achieve compliance with the requirements of such additional countries. Upon achievement of compliance, the definition of Territory, Section1.43, shall be amended to reflect the addition of other countries; and any additional costs incurred by DSM for registrations, fees, foreign regulatory compliance, and other related costs shall be for Discovery Labs account.

ARTICLE 8:	PRICE; PRICE INCREASES; ADDITIONAL PAYMENTS

8.1	Price. For Product purchased during the first Contract Year, Discovery Labs shall pay to DSM the Product Price set forth in ANNEX 1 hereto, subject to adjustment as set forth in Section 8.2 hereof.

8.2	Price Increases.

8.2.1	Designated Vendors. Any price increase in Excipients as implemented by Designated Vendors shall be passed through directly to Discovery Labs by a corresponding increase in the Product Prices which directly reflects such increase, [ *** ]. As soon as DSM becomes aware of such price increases from a Designated Vendor, it shall provide notice and reasonable documentation supporting such price increases to Discovery Labs, stating the effective date and the amount of the increase in the Product Price.

8.2.2	Annual Increase. The Product Price may be increased by DSM as of January 1, 2015 and each Contract Year thereafter by a percentage amount equal to the percentage increase in the Producer Price Index (Pharmaceutical Preparations, PCU #325412, hereinafter referred to as the “PPI”), published by the United States Department of Labor, Bureau of Labor Statistics, or comparable successor index, during the twelve (12) month period ending with the most recent month for which published monthly statistics are available as of the first day of the new Contract Year. Increases in the Product Price pursuant to this Section 8.2.2 shall apply to all shipments during such Contract Year.

[ *** ] Denotes that confidential treatment of redacted portions has been requested.

8.2.3
Increased Processing Costs.  The Product Price may also be increased by DSM, upon written notice and provision of reasonable documentation supporting such price increases to Discovery Labs following startup of production hereunder, relating to increased costs for extended processing times, revised Specifications, or other process requirements which exceed the initial assumptions and parameters, provided that any such increases of more than [ *** ] shall only be payable by Discovery Labs after [ *** ] written notice.  The Parties shall negotiate in good faith to conclude agreement on Product pricing which fairly reflects such increased costs.

8.2.4	Compliance with Regulatory Authorities. Additional payments or price increases may also be required to comply with regulatory requirements, fees, and other expenses incurred by DSM for importation of Product into additional foreign countries outside the Territory, in accordance with Section 7.5, or for expenses incurred by DSM to comply with material changes in regulatory requirements within the Territory (to the extent not previously contemplated). Any such price increases shall be limited to reflect the actual costs incurred by DSM as a result of compliance with said requirements, and shall be based on provision of reasonable documentation to Discovery Labs supporting such increase.

8.2.5	Specification Changes. The Product Price may also be increased by DSM as a result of Specification changes by Discovery Labs as referenced in Section 5.5, such price increase to reflect DSM’s actual costs as a result of said Specification changes.

8.3	Taxes. The Product Prices set forth in the Product Addendum in ANNEX 1 do not include sales, use, consumption, or excise taxes of any taxing authority. The amount of such taxes, if any, will be added to the Product Prices in effect at the time of shipment thereof and shall be reflected in the invoices submitted to Discovery Labs by DSM pursuant to this Agreement. Discovery Labs shall pay the amount of such taxes to DSM in accordance with the payment provisions of this Agreement.

8.4	Invoicing; Method of Payment. At the time of each shipment of Product hereunder, DSM shall invoice Discovery Labs. Discovery Labs shall pay such invoices for Product and any other payments due under this Agreement within [ *** ] All payments due hereunder to DSM shall be sent to DSM at the times set forth herein by check or wire transfer to such accounts as DSM may designate to Discovery Labs in writing from time to time in accordance with Section 20.11 hereof. After the initiation of any wire transfer to DSM, Discovery Labs shall notify DSM’s cash management department, as DSM may direct from time to time in accordance with Section 20.11.

8.5	Audit. Discovery Labs shall have the option, on an annual calendar-year basis, to request an audit of any Product prices or other charges invoiced by DSM during the preceding year. Such audits shall be performed by an independent certified public accountant, mutually agreeable to Discovery Labs and DSM (the “Independent Auditor”), who shall be permitted to review DSM’s records and accounts relating to this Agreement to verify that invoices issued hereunder were correctly prepared. The Independent Auditor shall only report to Discovery Labs whether the invoices were correctly calculated; and if not, the amount by which the invoices were over-stated or under-stated. Discovery Labs shall not otherwise have access to the financial records of DSM. The Independent Auditor shall be subject to the confidentiality provisions set forth in Article 14. Promptly following the report of the Independent Auditor, the Parties shall resolve any over-charges or under-charges in good faith.

[ *** ] Denotes that confidential treatment of redacted portions has been requested.

ARTICLE 9:	RECALLS

9.1	Product recalls and FDA contacts relating to recall of Product shall be the responsibility of, and under the control of, Discovery Labs. However, in the event that either Party has reason to believe that any Products should be recalled or withdrawn from distribution, such Party shall promptly inform the other in writing prior to taking any such action. Discovery Labs shall notify the FDA, DEA, or any foreign regulatory agencies of any recall, and shall be responsible for coordinating all necessary activities regarding the action taken, to the extent required by law or deemed advisable by Discovery Labs. DSM and Discovery Labs acknowledge that each Party has significant regulatory obligations; and accordingly, each Party shall fully cooperate with the other to complete the recall, and shall thereafter resolve any allocation of liability as may be appropriate in accordance with the terms of this Agreement.

9.2	If any Product is recalled as a result of the supply by DSM of Product that does not conform to the Specifications or other Product requirements of this Agreement, then subject to Sections 4.2.7 and 5.3, DSM shall reimburse Discovery Labs for its reasonable expenses actually incurred as a result of such recall. If Discovery Labs elects to utilize a Third Party to conduct a recall, Discovery Labs shall so notify DSM of such Third Party utilized as soon as reasonably practical.

9.3	If each Party contributes to the cause for a recall, the expenses actually incurred as a result of such recall will be shared in proportion to each Party’s responsibility. All other recalls of Product shall be at Discovery Labs sole expense. Discovery Labs shall give DSM prompt written notice of any Product recalls that Discovery Labs believes were caused or may have been caused by DSM’s failure to comply with this Agreement or the Specifications.

9.4	Discovery Labs shall maintain records of all sales of Commercial Product and customers sufficient to adequately administer a recall, market withdrawal or correction for a period of five (5) years after termination or expiration of this Agreement. Subject to Section 9.1, Discovery Labs shall in all events be responsible for conducting any recalls, market withdrawals or corrections with respect to the Product.

9.5	Over-Labeling. DSM shall not be responsible for reimbursing Discovery Labs for Product recalls which result from over-labeling or re-labeling of Product which is effected by Discovery Labs or any third party, after Product has been delivered by DSM to Discovery Labs. Discovery Labs shall indemnify and hold DSM harmless from any liability related to such over-labeling.

[ *** ] Denotes that confidential treatment of redacted portions has been requested.

ARTICLE 10:	VALIDATION; REGULATORY

10.1	Validation.

10.1.1	DSM shall prepare equipment qualification and manufacturing validation procedures, and shall perform qualification and re-qualification of equipment, systems, and utilities as well as validation of the manufacturing, packaging and cleaning processes in accordance with such procedures.

10.1.2	The Parties recognize that the Validation Lots are being manufactured in part to validate their manufacturability and conformity to the Specifications. Therefore, any part of the Validation Lots which the Parties determine does not meet the Specifications shall not be subject to the warranty contained in Section 5.1 hereof or to the claims procedures set forth in Section 12.1 hereof; and, unless the failure of such nonconforming Validation Lot is due to the negligence or fault of DSM, Discovery Labs shall pay DSM the full Product Price for such nonconforming Validation Lots as set forth in Section 8.1 hereof. Discovery Labs shall not pay DSM for Validation Lots which fail to meet the Specifications due to the fault or negligence of DSM.

10.2	Regulatory.

10.2.1	DSM will provide Discovery Labs with standard regulatory support as identified under the heading “Regulatory Support” in ANNEX 3 attached hereto. DSM shall also make available to Discovery Labs, at Discovery Labs’ request and expense, additional regulatory consulting services as identified under the heading “Regulatory Consulting” in ANNEX 3 attached hereto. Regulatory support services, as identified in ANNEX 3, shall be at no additional charge to Discovery Labs; regulatory consulting services shall be billed at DSM’s then current standard hourly rates and payable pursuant to Section 7.4 of this Agreement. Additional regulatory services and/or documentation may be provided by DSM, subject to the advance agreement of the Parties and subject to additional charges.

10.2.2	Discovery Labs shall provide DSM with all documents reasonably requested by DSM relating to the FDA’s pre-approval inspection of DSM’s manufacturing facility, including, but not limited to, development reports, CMC sections of Discovery Labs’ NDA or other Regulatory Documentation and stability data. In addition, Discovery Labs shall provide to DSM a copy of Discovery Labs’ annual report with respect to the manufacture and control of the Product; and Discovery Labs shall take into consideration any DSM comments to such annual report with respect to the Product. DSM shall provide comments on the Annual Report to Discovery Labs within three (3) business days after receipt. Notwithstanding the foregoing or anything in this Agreement to the contrary, Discovery Labs shall be solely responsible for the CMC regulatory strategy.

[ *** ] Denotes that confidential treatment of redacted portions has been requested.

10.3	Analytical and Validation Methodology. Any analytical and validation methodology supplied by Discovery Labs and required for use by DSM in the production of Product hereunder (i) must be certified by Discovery Labs to be appropriate for the intended use (e.g., cleaning verification, product release, in-process testing, and stability testing), (ii) must be validated per current regulatory guidelines, and (iii) must be readily available to DSM personnel during any regulatory inspection in the DSM site. Periodic re-certification of methods validations may be required in accordance with CGMP. Required analytical and validation methodology which is not supplied by Discovery Labs (or not previously developed by DSM for Discovery Labs) will be developed by DSM, at Discovery Labs expense, according to DSM’s standard rates for development.

10.4	Reference Standards. Reference standards required for API and key components of the Product which are readily available through the U.S. Pharmacopaeia shall be provided by DSM. If such reference standards are not readily available or must be made to order, they shall be obtained at Discovery Labs expense, including any re-certifications thereof.

10.5	Stability Studies. Discovery Labs shall be responsible for conducting stability studies unless otherwise agreed by the Parties in writing. Upon Discovery Labs request and mutual written agreement of the Parties, DSM may provide stability studies at DSM’s standard rates. Upon divestment of any Products hereunder, or upon termination of this Agreement, Discovery Labs shall arrange for transfer of any pending stability studies within [ *** ] divestment (or the Interim Supply Period if applicable) or termination, or, alternatively, Discovery Labs and DSM shall agree on any further costs, terms and conditions, to complete the stability studies at the DSM facility.

ARTICLE 11:	TERM; TERMINATION

11.1	Term. Unless sooner terminated pursuant to the terms hereof or otherwise extended through mutual written agreement of the Parties, the term of this Agreement shall commence on the Effective Date and shall continue in force and effect until the later of (i) December 31, 2015 or (ii) the expiration of all Product Terms set forth in Product Addendums entered into hereunder.

11.2	Termination by Mutual Agreement. This Agreement may be terminated at any time upon mutual written agreement between the Parties.

11.3	Termination for Default. This Agreement may be terminated by either Party in the event of the material breach or default by the other Party of the terms and conditions hereof, provided that the non-breaching Party shall first give to the defaulting Party written notice of the proposed termination or cancellation of this Agreement, specifying the grounds therefor. Upon receipt of such notice, the defaulting Party shall have [ *** ] to respond by curing such default (or [ *** ] with respect to a failure by Discovery Labs to pay any amounts hereunder when due); or (other than with respect to Discovery Labs failure to pay any amounts hereunder when due) by delivering to the other Party a certificate that such breach is not capable of being cured within such [ *** ] and that the breaching Party is working diligently to cure such breach; but in no event shall the time period for curing such breach exceed an additional [ *** ]. If the breaching Party does not so respond or fails so to work diligently and to cure such breach within the additional time set forth above, then the other Party may either suspend the Agreement indefinitely or terminate the Agreement. Termination of this Agreement pursuant to this Section 11.3 shall not affect any other rights or remedies which may be available to the non-defaulting Party.

[ *** ] Denotes that confidential treatment of redacted portions has been requested.

11.4	Bankruptcy; Insolvency. Either Party may terminate this Agreement upon the occurrence of either of the following:

11.4.1	The entry of a decree or order for relief by a court having jurisdiction in respect of the other Party in an involuntary case under the Federal Bankruptcy Code, as now constituted or hereafter amended, or under any other applicable federal or state insolvency or other similar law and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

11.4.2	The filing by the other Party of a petition for relief under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state insolvency or other similar law.

11.5	Termination for Zero Forecasts or Non-Approval. This Agreement may also be terminated by DSM in the event of [ *** ] of zero forecasts by Discovery Labs, in accordance with Section 6.7 above. Alternatively, Discovery Labs may immediately terminate this Agreement or the applicable Product Addendum without penalty (but otherwise subject to the provisions of this section 11) if (a) any Product is denied approval by the FDA, (b) FDA approval to market the Product is withdrawn, or (c) if any FDA or other regulatory action or inaction causes Discovery Labs, in its sole discretion, to discontinue the sale or marketing of such Product.

11.6	Expiration; Termination; Consequences. Upon termination of this Agreement upon notice by either party prior to the expiration date, (except in the case of material breach by DSM) DSM shall manufacture and ship, and Discovery Labs shall purchase in accordance with the provisions hereof, any and all quantities of Product ordered by Discovery Labs via Purchase Order hereunder prior to the date on which such notice is effective (or Discovery Labs may elect to otherwise pay for such quantities without requiring DSM to manufacture and ship such quantities); and DSM shall return to Discovery Labs all unused Active Pharmaceutical Ingredients in DSM’s possession which have been provided by Discovery Labs hereunder. In addition, upon expiration or termination of this Agreement, (i) the Parties shall promptly agree on a procedure which allows Discovery Labs to possess any equipment located at DSM’s facility that is owned by Discovery Labs (with Discovery Labs paying all reasonable costs to access and remove such equipment, including DSM’s facility restoration costs), or, if the parties so agree, (ii) DSM shall purchase such equipment from Discovery Labs by paying Discovery Labs the book value thereof as depreciated on a straight-line basis based on average years of usable life.

[ *** ] Denotes that confidential treatment of redacted portions has been requested.

11.7
For any termination or expiration pursuant to section 11, the parties shall agree on a plan whereby DSM agrees to provide reasonable cooperation and assistance with respect to the transfer of manufacturing technology applicable to the Product to Discovery Labs or its delegate to further manufacture the Product, such cooperation and assistance to be at Discovery Labs’ cost and expense.  Discovery Labs shall compensate DSM for its assistance at DSM’s then-current market rates.  Unless otherwise agreed, DSM shall not be required to provide assistance as provided herein longer than twelve (12) months following the date of termination or expiration of this Agreement.

11.8	Purchase of Remaining Inventories. In addition, upon expiration or termination of this Agreement (except in the case of material breach by DSM), Discovery Labs shall purchase from DSM (i) [ *** ], (ii) all work-in-progress for the Product at DSM’s cost, and (iii) all other finished Product then in DSM’s possession; and (iv) Discovery Labs shall compensate DSM for (a) all other uncancellable commitments to Third Parties made by DSM to satisfy existing Purchase Orders, and (b) all Obsolete Stock for which Discovery Labs has not reimbursed DSM in accordance with Section 6.9. Notwithstanding the foregoing, if any cancellation penalty amount is less than an actual expense for such commitment (including restocking fees for returnable materials), Discovery Labs shall be required to reimburse DSM solely for the amount of the cancellation penalty rather than for the applicable expense.

11.9	Upon expiration or termination of this Agreement, the obligations of confidentiality and restrictions on use of Confidential Information under Article 14 hereof shall survive for the period provided therein.

ARTICLE 12:	CLAIMS

12.1	Claims.

12.1.1	In the event that any of the Product delivered to Discovery Labs’ designated carrier by DSM shall, upon visual inspection, fail to conform with the Product Specifications, Discovery Labs shall reject such Product by giving written notice to DSM within [ *** ] after Discovery Labs receipt of such Product and all associated quality assurance documents, including, without limitation, the certificate of analysis. Discovery Labs shall give notice of any defect, latent or otherwise, not discovered during the incoming visual inspection promptly after its discovery.

12.1.2	For any claim relating to the container or container closure system for Products utilizing glass containers packaged by DSM, Discovery Labs shall make the subject vials available to DSM for analysis.

12.1.3	Claims relating to alleged mistakes with respect to invoiced quantities or pricing shall be provided to the other party within [ *** ] following the date of the original invoice stating such quantities or prices, after which period such claims shall be deemed to have been waived.

[ *** ] Denotes that confidential treatment of redacted portions has been requested.

12.14
Any notice given hereunder shall specify the manner in which the Product fails to meet such warranty or the Specifications.  If it is determined by agreement of the Parties (or in the absence of agreement of the Parties, by a mutually acceptable independent laboratory or consultant whose fees shall be paid by the non-prevailing Party), that the nonconformity is due to damage to the Product caused by Discovery Labs or its agents, then DSM shall have no liability to Discovery Labs with respect thereto.  If the nonconformity  is otherwise caused by DSM’s breach of this Agreement, negligence or willful misconduct, then DSM shall credit Discovery Labs’ account for the price invoiced for such nonconforming Product as well as the Acquisition Costs (or, if applicable, pre-agreed designated costs) of the Active Pharmaceutical Ingredients and any other materials supplied by Discovery Labs to DSM hereunder which were used in such nonconforming Product, together with all out-of-pocket expenses (including, without limitation, all shipping charges) associated with the purchase and return of the Product; provided, however, that should the foregoing occur in conjunction with the termination or expiration of this agreement, DSM shall give Discovery Labs a refund, rather than a credit.

12.1.5	If payment therefore has previously been made by Discovery Labs, DSM shall, at Discovery Labs’ option, (i) apply such credit against future orders; (ii) offset the amount thereof against other amounts then due DSM hereunder; or (iii) replace such nonconforming Product with conforming Product at no additional cost to Discovery Labs.

12.2	Waiver of Claims. CLAIMS ARISING HEREUNDER SHALL BE DEEMED TO HAVE BEEN WAIVED BY Discovery Labs IF NOT BROUGHT WITHIN [ *** ], EXCEPT FOR CLAIMS RELATING TO LATENT PRODUCT DEFECTS WHICH COULD NOT REASONABLY HAVE BEEN DISCOVERED WITHIN [ *** ]. AFTER SUCH [ *** ] PERIOD, SUCH LATENT DEFECT CLAIMS SHALL BE DEEMED WAIVED BY Discovery Labs IF NOT BROUGHT WITHIN [ *** ], BUT IN NO CASE LATER THAN [ *** ]. CLAIMS RELATING TO INVOICED QUANTITIES OR PRICING SHALL BE PROVIDED TO THE OTHER PARTY WITHIN [ *** ], AFTER WHICH PERIOD SUCH CLAIMS SHALL BE DEEMED TO HAVE BEEN WAIVED.

12.3	Disposition of Nonconforming Product. In any case where Discovery Labs expects to make a claim against DSM with respect to damaged or otherwise nonconforming Product, Discovery Labs shall not dispose of such Product without written authorization and instructions of DSM either to dispose of the Product or to return the Product to DSM.

12.4	Product Holds/Rejects. DSM will notify Discovery Labs of Product holds and/or rejects that may have an impact on the manufacturing process and that may require Discovery Labs approval prior to resolution.

[ *** ] Denotes that confidential treatment of redacted portions has been requested.

ARTICLE 13:	INDEMNIFICATION OF THIRD PARTY CLAIMS

13.1	Indemnification by Discovery Labs. Discovery Labs shall indemnify, defend and hold DSM, its Affiliates and their respective directors, officers, employees, agents, successors and assigns, harmless from and against any damages, judgments, claims, suits, actions, liabilities, costs and expenses (including, but not limited to, reasonable attorneys’ fees) arising out of or in connection with (a) any Third Party claim of illness, injury, or death caused by the use of any Product manufactured by DSM hereunder in accordance with the Specifications; (b) any claim by any employee of DSM, its subcontractors, or any third party of illness, injury or death arising out of Discovery Labs’ failure to inform DSM of health risks pursuant to Section 2.5 above; (c) any proceeding instituted by or on behalf of a Third Party based upon a claim that the manufacture, use or sale of the Product infringes a United States patent or any other proprietary rights claimed by Discovery Labs and utilized by DSM in the production of the Product; or (d) any act or omission of negligence, gross negligence, or willful misconduct by Discovery Labs or its respective directors, officers, employees, agents, or representatives.

13.2	Indemnification by DSM. DSM shall indemnify, defend and hold Discovery Labs, its Affiliates and their respective directors, officers, employees, agents, successors and assigns harmless from and against any damages, judgments, claims, suits, actions, liabilities, costs and expenses (including, but not limited to, reasonable attorneys’ fees) arising out of or in connection with (a) any Third Party claim of illness, injury or death caused by the use of any Product manufactured by DSM hereunder which does not conform to the Product Specifications; (b) any proceeding instituted by or on behalf of a Third Party based upon a claim that the manufacture of the Product infringes a United States patent or any other proprietary rights (except for such claims as are subject to indemnity by Discovery Labs pursuant to Section 13.1, above); or (c) any act or omission of negligence, gross negligence, or willful misconduct by DSM or its respective directors, officers, employees, agents, or representatives.

13.3	Indemnification Procedures. A Party which intends to claim indemnification under this Article 13 (the “Indemnitee”) shall promptly notify the other Party (the “Indemnitor”) in writing of any action, claim or other matter in respect of which the Indemnitee or any of its Affiliates, or any of their respective directors, officers, employees or agents intend to claim such indemnification; provided, however, the failure to provide such notice within a reasonable period of time shall not relieve the Indemnitor of any of its obligations hereunder except to the extent the Indemnitor is prejudiced by such failure. The Indemnitee, its Affiliates, and their respective directors, officers, employees and agents shall cooperate fully with the Indemnitor and its legal representatives in the investigation, negotiation, compromise, settlement and defense of any action, claim or other matter covered by this indemnification. The Indemnitor shall be in charge of and control of any such investigation, negotiation, compromise, settlement and defense, and shall have the right to select counsel with respect thereto, provided that the Indemnitor shall promptly notify the Indemnitee of all material developments in the matter. In no event shall the Indemnitor settle any such matter in a manner that involves an admission of guilt, liability, or wrongdoing by the Indemnitee, or that risks additional liability to the Indemnitee; and the Indemnitor shall not compromise or settle any matter without the written consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed. In no event shall the Indemnitee compromise or settle any such matter without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed; nor shall the non-consenting Indemnitor be bound by any such settlement. The Indemnitee shall have the right, but not the obligation, to be represented by counsel of its own selection and at its own expense.

[ *** ] Denotes that confidential treatment of redacted portions has been requested.

13.4	Survival of Indemnification Obligations. The provisions of this Article 13 shall survive the expiration or termination of this Agreement.

ARTICLE 14:	CONFIDENTIALITY

14.1	During the term of this Agreement and for a period of [ *** ], each of Discovery Labs and DSM agrees not to publish, disclose or use for any purpose other than its performance hereunder, any information disclosed by the other Party which is DSM Intellectual Property or Discovery Labs’ Intellectual Property (as both terms are defined below), respectively, or which is commonly regarded as proprietary or confidential (“Confidential Information”), including, without limitation, information stored on audio or video tapes and disks, or information or knowledge visually acquired by or generated by Discovery Labs or DSM personnel in the form of written notes and memoranda memorializing information or knowledge acquired visually, aurally or orally in the course of either Party’s performance hereunder.

14.2	Each Party (the “Receiving Party”) shall limit disclosure of Confidential Information received hereunder from the disclosing party (the “Disclosing Party”) to only those officers and employees of the Receiving Party (or its Affiliates’) who are directly concerned with the performance of this Agreement. Each Party shall advise such officers or employees upon disclosure of any Confidential Information to them of the confidential nature of the Confidential Information and the terms and conditions of this Article 14, and shall use all reasonable safeguards to prevent unauthorized disclosure of the Confidential Information by such officers and employees.

14.3	Both Parties agree that the following shall not be considered Confidential Information subject to this Agreement:

14.3.1	information that is in the public domain by publication or otherwise, provided that such publication is not in violation of this Agreement or any other confidentiality agreement;

14.3.2	information that the Receiving Party can establish in writing was in the Receiving Party’s possession prior to the time of disclosure by the Disclosing Party and was not acquired, directly or indirectly, from the Disclosing Party;

14.3.3	information that the Receiving Party lawfully receives from a Third Party; provided, however, that such Third Party was not obligated to hold such information in confidence;

14.3.4	information that, prior to the Disclosing Party’s disclosure thereof, was independently developed by the Receiving Party without reference to any Confidential Information as established by appropriate documentation; and

[ *** ] Denotes that confidential treatment of redacted portions has been requested.

14.4	Information that the Receiving Party is compelled to disclose by a court, administrative agency, or other tribunal shall be considered Confidential Information, but may be disclosed as compelled; provided however, that in such case the Receiving Party shall immediately give as much advance notice as feasible to the Disclosing Party to enable the Disclosing Party to exercise its legal rights to prevent and/or limit such disclosure. In any event, the Receiving Party shall disclose only that portion of the Confidential Information that, in the opinion of the Receiving Party’s legal counsel, is legally required to be disclosed and will exercise reasonable best efforts to ensure that any such information so disclosed will be accorded confidential treatment by said court, administrative agency or tribunal.

14.5	All Confidential Information shall remain the property of the Disclosing Party. Upon the termination of this Agreement, or at any time upon the request of the other Party, the Receiving Party shall immediately return or destroy any Confidential Information in the Receiving Party’s possession, custody or control, except that the Receiving Party may keep one (1) copy for archival purposes. The Disclosing Party’s failure to request the return of Confidential Information shall not relieve the Receiving Party of its confidentiality obligations under this Agreement.

14.6	Each Party acknowledges and expressly agrees that the remedy at law for any breach by it of the terms of this Article 14 shall be inadequate and that the full amount of damages which would result from such breach are not readily susceptible to being measured in monetary terms. Accordingly, in the event of a breach or threatened breach by either Party of this Article 14, the other Party shall be entitled to immediate injunctive relief prohibiting any such breach and requiring the immediate return of all Confidential Information. The remedies set forth in this Section 14.6 shall be in addition to any other remedies available for any such breach or threatened breach, including the recovery of damages from the breaching Party.

14.7	The terms and conditions of this Agreement, but not the fact of its existence, shall constitute Confidential Information of Discovery Labs, except that either Party may disclose such terms and conditions to its Affiliates in accordance with Section 14.2 hereof.

14.8	Neither Party will make any public announcement of any information regarding this Agreement or any activities hereunder without the prior written approval of the other Party; provided, however, that each Party may disclose (i) if required by applicable law, the general existence of this Agreement, and any non-confidential information required by applicable law (including information provided in connection with required public regulatory filings and public securities filings), and (ii) any other information that has been approved in writing for disclosure by the other Party. Further, each Party or their parent company may announce the signing of this Agreement in their quarterly results release without prior approval. Any press release, publicity or other form of public written disclosure related to this Agreement prepared by one Party shall be require approval of the other Party and shall be submitted to the other Party prior to release for approval, which approval shall not be unreasonably withheld or delayed by such other Party. The Parties acknowledge that Discovery Labs intends to file in its public securities filings (e.g., 10-Q or 8-K) a description of this Agreement and a copy of this Agreement. DSM agrees that Discovery Labs may submit a description and copy of this Agreement in connection with its public securities filings, subject to the understanding that Discovery Labs will in good faith and in consultation with DSM, seek confidential treatment of Confidential Information or other proprietary provisions of this Agreement (including any pricing information or limits on liability) in advance of such filing. The Parties acknowledge, however, that while Discovery Labs will request confidential treatment of Confidential Information, Discovery Labs will be required to disclose any information determined by applicable regulatory authorities to require disclosure.

[ *** ] Denotes that confidential treatment of redacted portions has been requested.

14.9	INFORMATION PROVIDED BY DISCOVERY LABS RELATED TO MANUFACTURING AND FABRICATING PROCESSES AND RELATED ANALYTICAL METHODOLOGIES OF DISCOVERY LABS SHALL BE CONSIDERED TRADE SECRETS OF DISCOVERY LABS. PROVIDED THAT SUCH INFORMATION IS CLEARLY IDENTIFIED AS A TRADE SECRET BY DISCOVERY LABS, THE CONFIDENTIALITY OBLIGATIONS WITH RESPECT TO SUCH INFORMATION SHALL SURVIVE THE EXPIRATION OR TERMINATION OF THIS AGREEMENT, INCLUDING THE TIME LIMITATIONS AS SET FORTH IN SECTION 14.1. CONFIDENTIALITY OBLIGATIONS WITH RESPECT TO SUCH TRADE SECRETS SHALL CONTINUE FOR AS LONG AS SUCH INFORMATION REMAINS A TRADE SECRET UNDER APPLICABLE LAW.

ARTICLE 15:	INTELLECTUAL PROPERTY

15.1	Discovery Labs’ Intellectual Property. Discovery Labs shall own (a) all Intellectual Property owned or controlled by Discovery Labs relating to Discovery Labs’ Technology that was existing or conceived prior to the Effective Date, (b) all Intellectual Property relating to Discovery Labs’ Technology developed by Discovery Labs outside of the performance of this Agreement or exercise of the license granted hereunder or to which Discovery Labs otherwise obtains rights from a third party, and (c) all Inventions related to Discovery Labs’ Intellectual Property conceived, created and reduced to practice solely by or on behalf of Discovery Labs in the course of the performance of this Agreement or exercise of the license granted hereunder; and (d) except to the extent covered by Paragraph 15.2(c), all Inventions conceived, created and reduced to practice jointly by or on behalf of the Parties in the course of the performance of this Agreement or exercise of the license granted hereunder (collectively “Discovery Labs’ Intellectual Property”).

15.2	DSM Intellectual Property. DSM shall own (a) all Intellectual Property owned or controlled by DSM that was existing or conceived prior to the Effective Date, and (b) all Intellectual Property developed by DSM outside of the performance of this Agreement or to which DSM otherwise obtains rights from a third party (collectively “DSM Intellectual Property”); and (c) all Inventions consisting of improvements to the DSM Intellectual Property described in Paragraph 15.2(a) and 15.2(b) to the extent severable from the Discovery Labs’ Intellectual Property described in Paragraphs 15.1(a) and (b), and (c).

[ *** ] Denotes that confidential treatment of redacted portions has been requested.

15.3	[Intentionally Left Blank].

15.4	With regard to any Invention described in Paragraph 15.2(c) above, that is derived in connection with the work performed under this Agreement, Discovery Labs shall have a non-exclusive, worldwide, royalty free, license to use such Invention to the extent necessary to assist Discovery Labs in its performance hereunder. Discovery Labs shall acquire no other right, title or interest in the DSM Intellectual Property as a result of its performance hereunder.

15.5	Disclosure. Each Party shall cause all personnel conducting work or exercising rights on its behalf under the Agreement to, promptly disclose to the other Party all Intellectual Property in which the other Party has an ownership interest pursuant to Paragraphs 15.1 through 15.4 , and to assign any and all right, title and interest in all such Inventions and Intellectual Property in accordance with this Agreement. Each Party shall maintain records in sufficient detail and in good scientific manner appropriate for patent prosecution purposes to properly reflect all work done and results achieved in conducting its work hereunder, and shall respond to reasonable requests of the other Party for information regarding Intellectual Property in which the other Party has an ownership interest.

15.6	Assignment and License. In the event DSM conceives, creates or reduces to practice any Discovery Labs’ Intellectual Property, DSM shall promptly notify Discovery Labs and DSM shall assign all right, title and interest in and to such Discovery Labs’ Intellectual Property to Discovery Labs. In the event Discovery Labs conceives, creates or reduces to practice any DSM Intellectual Property, Discovery Labs shall promptly notify DSM and Discovery Labs shall assign all right, title and interest in and to such DSM Intellectual Property to DSM.

15.7	Discovery Labs hereby grants DSM a nonexclusive, royalty-free license during the term of this Agreement to use Discovery Labs’ Technology Package, Discovery Labs’ Method of Manufacture and Discovery Labs’ Intellectual Property rights solely in the performance of DSM’s obligations under this Agreement.

15.8	Except as expressly stated in this Agreement, no Intellectual Property rights of any kind or nature are conveyed by this Agreement and neither Party shall have any right, title or interest in or to the other Party’s Intellectual Property rights for any purpose whatsoever without such other Party’s prior written consent. Upon termination of this Agreement for whatever reason, neither Party shall use or exploit in any manner whatsoever any Intellectual Property rights of the other Party.

ARTICLE 16:	FORCE MAJEURE

16.1	Effects of Force Majeure. Neither Party shall be held liable or responsible for failure or delay in fulfilling or performing any of its obligations under this Agreement in case such failure or delay is due to any condition beyond the reasonable control of the affected Party including, without limitation, Acts of God, strikes or other labor disputes, war, riot, earthquake, tornado, hurricane, fire, civil disorder, explosion, accident, flood, sabotage, lack of or inability to obtain adequate fuel, power, materials, labor, containers, transportation, supplies or equipment, breakage or failure of machinery or apparatus, national defense requirements, or supplier strike, lockout or injunction (a “Force Majeure Event”). Such excuse shall continue as long as the Force Majeure Event continues, provided, however, that Discovery Labs may cancel without penalty any and all Purchase Orders in the event DSM is unable to fulfill an outstanding Purchase Order within sixty (60) days of its scheduled delivery date due to a Force Majeure Event. Upon cessation of such Force Majeure Event, such Party shall promptly resume performance on all Purchase Orders which have not been terminated. Upon resolution of a Force Majeure Event, the Parties shall negotiate in good faith any adjustments to Minimum Purchase Commitment terms, Minimum Contract Quantities, or other agreement minimums or expectations to apply to the Contract Year during which the Force Majeure Event occurred.

[ *** ] Denotes that confidential treatment of redacted portions has been requested.

16.2	Notice of Force Majeure Event. In the event either Party is delayed or rendered unable to perform due to a Force Majeure Event, the affected Party shall give notice thereof and its expected duration to the other Party promptly after the occurrence of the force majeure event; and thereafter, the obligations of the affected Party will be suspended during the continuance of the Force Majeure Event. The affected Party shall take commercially reasonable steps to remedy the Force Majeure Event with all reasonable dispatch, but such obligation shall not require the settlement of strikes or labor controversies on terms unfavorable to the affected Party.

ARTICLE 17:	LEGAL COMPLIANCE; AUTHORIZATION

17.1	Legal Compliance. Each Party shall comply in all material respects with all federal and state laws and regulations applicable to the conduct of its business pursuant to this Agreement, including, but not limited to, the FD&C Act.

17.2	Authorization.

17.2.1	DSM hereby represents and warrants to Discovery Labs that all corporate action on the part of DSM and its officers and directors necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of DSM hereunder has been taken.

17.2.2	Discovery Labs hereby represents and warrants to DSM that all requisite action on the part of Discovery Labs and its officers and directors necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of Discovery Labs hereunder has been taken.

[ *** ] Denotes that confidential treatment of redacted portions has been requested.
ARTICLE 18:	USE OF NAMES

18.1	Use of Names. Except as expressly provided or contemplated hereunder and except as otherwise required by applicable law, no right is granted pursuant to this Agreement to either Party to use in any manner the trademarks or name of the other Party, or any other trade name, service mark, or trademark owned by or licensed to the other Party in connection with the performance of this Agreement. Notwithstanding the above, as may be required by applicable law, Discovery Labs, DSM and their Affiliates shall be permitted to use the other Party’s name and to disclose the existence and terms of this Agreement in connection with securities or other public filings pursuant to section 14.8.

ARTICLE 19:	DISPUTE RESOLUTION; VENUE

19.1	Arbitration. The Parties recognize that a bona fide dispute as to certain matters may from time to time arise during the term of this Agreement which relates to either Party’s rights and/or obligations hereunder. In the event of the occurrence of such a dispute, either Party may, by notice to the other Party, have such dispute referred to their senior officers as may be designated by each Party for attempted resolution by good faith negotiations within [ *** ]. In the event the designated officers are not able to resolve such dispute within such [ *** ], or such other period of time as the Parties may mutually agree in writing, the Parties shall be obligated to submit the dispute to binding arbitration in accordance with the rules of the American Arbitration Association (“AAA”) for commercial arbitration, utilizing three (3) arbitrators mutually agreeable to the Parties. If the Parties are unable to reach agreement as to one or more of the arbitrators, the arbitrators shall be chosen in accordance with the AAA commercial arbitration rules. The arbitrators shall present a detailed written statement of their findings; and the Parties shall be bound thereby. The arbitration proceedings and any documents or other information disclosed in connection therewith shall be subject to the requirements of confidentiality as set forth in Article 14.

19.2	Venue. The arbitration shall take place in a mutually agreeable location, but if the Parties cannot agree as to the location, the arbitration shall take place in New York. The arbitrators shall apply the law of the State of New York without regard to conflicts of law provisions.

ARTICLE 20:	MISCELLANEOUS

20.1	Insurance. Each Party shall at all times maintain all necessary insurance coverage with sound and reputable independent insurers at commercially reasonable levels of coverage or shall be self insured having regard to the nature, type, scope and size of the business it conducts and all its respective activities and obligations under this Agreement. General liability coverage in the amount of at least [ *** ] shall be maintained by each Party. Each Party shall, upon reasonable request of the other Party, produce satisfactory evidence that all insurance premiums have been paid and kept up to date and are kept in accordance with local insurance laws or regulations from time to time in force, or shall furnish appropriate certificates of insurance showing proof of coverage. The insurance coverage may be provided through a combination of primary, excess/umbrella or self-insured retention, and shall not serve to operate as a limitation on the recovery of any claim. Each Party shall include the other Party as an additional insured on its policies of insurance, as the other Party’s interests may be affected pursuant to this Agreement.

[ *** ] Denotes that confidential treatment of redacted portions has been requested.

20.2	Independent Contractors. The relationship between Discovery Labs and DSM is that of independent contractors and nothing herein shall be deemed to constitute the relationship of partners, joint venturers, nor of principal and agent between Discovery Labs and DSM. Neither Party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any Third Party.

20.3	Assistance from Discovery Labs. To assist DSM in its performance of this Agreement, Discovery Labs shall provide DSM, in a timely fashion, with all relevant information, documentation and data (including without limitation any information, documentation and data relating to product safety and information, documentation and data, including NDA and/or other Regulatory Documentation numbers, NDC codes, etc., necessary for DSM to drug list the product) which is necessary or appropriate for DSM’s performance hereunder. If requested by DSM to provide support or information, Discovery Labs shall provide such support or information (or an explanation of the legitimate reason for any delay and a projected date by which such support or information will be provided) within five (5) business days of DSM’s request. In the event Discovery Labs is to review or approve any information, documentation, data or samples prepared or supplied by or on behalf of DSM, it shall in good-faith endeavor to complete such review and approval process within five (5) business days.

20.4	Assignment; Subcontractors. This Agreement may not be assigned or otherwise transferred by either Party without the prior written consent of the other Party, which consent shall not unreasonably be withheld provided, however, that either party may assign this Agreement to any of its Affiliates or to the purchaser of all or substantially all of its assets, or to its successor entity or acquirer in the event of a merger, consolidation or change in control of such party without the consent, written or otherwise, of the other party. Any purported assignment in violation of the preceding sentences shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement. No assignment shall relieve either Party of responsibility for the performance of any obligation which accrued prior to the effective date of such assignment. DSM may, with Discovery Labs’ prior written consent, utilize subcontractors to perform any part of this Agreement, provided that said subcontractors shall be subject to all relevant and material obligations incurred hereunder, including, without limitation, the obligations with respect to confidentiality and intellectual property as set forth in sections 14 and 15. DSM shall remain primarily responsible for all services performed by any subcontractor under this Agreement and shall be responsible to manage the activities of any such subcontractor.

20.5	Continuing Obligations. Termination, assignment or expiration of this Agreement shall not relieve either Party from full performance of any obligations incurred prior thereto.

20.6	Waiver. Neither Party’s waiver of any breach or failure to enforce any of the terms and conditions of this Agreement, at any time, shall in any way affect, limit or waive such Party’s right thereafter to enforce and compel strict compliance with every term and condition of this Agreement.

[ *** ] Denotes that confidential treatment of redacted portions has been requested.

20.7	Severability. Each Party hereby expressly agrees that it has no intention to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries; that if any word, sentence, paragraph, clause or combination thereof in this Agreement is found by a court or executive body with judicial powers having jurisdiction over this Agreement or either Party hereto, in a final unappealed order, to be in violation of any such provisions in any country or community or association of countries, such words, sentences, paragraphs, clauses or combination shall be inoperative in such country or community or association of countries and the remainder of this Agreement shall remain binding upon the Parties, so long as enforcement of the remainder does not violate the Parties’ overall intentions in this transaction.

20.8	Headings. The headings in this Agreement are for convenience of reference only and shall not affect its interpretation.

20.9	Construction. This Agreement has been jointly prepared on the basis of the mutual understanding of the Parties and shall not be construed against either Party by reason of such Party’s being the drafter hereof or thereof.

20.10	Annexes, Schedules and Attachments. Any and all annexes, schedules and attachments referred to herein form an integral part of this Agreement and are incorporated into this Agreement by such reference.

20.11	Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered personally or sent by (a) registered or certified mail, return receipt requested, (b) a nationally-recognized courier service guaranteeing next-day delivery, charges prepaid or (c) facsimile (with the original promptly sent by any of the foregoing manners), and shall be deemed to have been given upon mailing or upon transmission by facsimile, as the case may be. Any such notices shall be addressed to the receiving Party at such Party’s address set forth below, or at such other address as may from time to time be furnished by similar notice by either Party:

If to DSM:	DSM Pharmaceuticals, Inc.
[ *** ]

If to Discovery Labs:	Discovery Laboratories, Inc.
2600 Kelly Road, Suite 100
Warrington, PA 18976
Attn: General Counsel

20.12	Counterparts. This Agreement and any amendment or supplement hereto may be executed in any number of counterparts and any Party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. The execution of this Agreement and any such amendment or supplement by any Party hereto will not become effective until counterparts hereof have been executed by both Parties hereto.

[ *** ] Denotes that confidential treatment of redacted portions has been requested.

20.13	Governing Law; Entire Agreement. The validity, interpretation and performance of this Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof. This Agreement constitutes the full understanding of the Parties and a complete and exclusive statement of the terms of their agreement. No terms, conditions, understanding, or agreement purporting to modify or vary the terms of this Agreement shall be binding unless hereafter made in writing and signed by the Party to be bound. No modification to this Agreement shall be effected by the acknowledgment or acceptance of any Purchase Order or shipping instruction forms or similar documents containing terms or conditions at variance with or in addition to those set forth herein.

20.14	Annexes. The following annexes are attached hereto and incorporated herein by reference:

ANNEX 1:                          Product Addendum for each Product
ANNEX 2:                          Capital  Equipment
ANNEX 3:                          Additional Regulatory Support

20.15 FDA Debarment Certification. DSM represents and warrants that it will not knowingly employ, contract with or retain any person directly or indirectly to perform services under this Agreement, if such person is known by DSM to be debarred by the FDA under 21 USC 335a(k) of the FD&C Act.

[Signatures on following page]

[ *** ] Denotes that confidential treatment of redacted portions has been requested.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.

DSM Pharmaceuticals Inc. (“DSM”)

By: ________________________
[ *** ]

Discovery Laboratories, Inc.  (“Discovery Labs”)

By:	/s/ John Tattory
Name:	John Tattory
Title:	Vice President, Finance

[ *** ] Denotes that confidential treatment of redacted portions has been requested.

ANNEX 1:

PRODUCT SPECIFICATIONS, PRICING,
AND OTHER INFORMATION

SURFAXIN® (lucinactant) Intratracheal Suspension – Liquid

[ *** ]

[ *** ] Denotes that confidential treatment of redacted portions has been requested.

ANNEX 2:  CAPITAL / EQUIPMENT

[ *** ]

[ *** ] Denotes that confidential treatment of redacted portions has been requested.

ANNEX 3:  REGULATORY SUPPORT

Discovery Labs is responsible for submitting the registration package for regulatory agency approval within a mutually agreed time from receipt of the package from DSM (data only package).  DSM will provide standard regulatory support for Product to include:

	Annual product review (APR)

	Maintenance of site Drug Master Files as required to support Product production facilities

	Regulatory agency hosting for pre-approval inspections (PAI)

Discovery Labs is financially responsible for all non-standard regulatory support that DSM may provide upon Discovery Labs request.